EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of Wells Real Estate Fund IV, L.P. (the “Registrant”) for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Chief Executive Officer of the corporate general partner of one of the General Partners of the Registrant, and Douglas P. Williams, Chief Financial Officer of the corporate general partner of one of the General Partners of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III Chief Executive Officer November 12, 2004

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Chief Financial Officer November 12, 2004